Exhibit 5.1

ICZOOM Group Inc.	D +852 3656 6054/ +852 3656 6061
E nathan.powell@ogier.com/ florence.chan@ogier.com

Reference: FYC/ACG/180023.00003

11 March 2024

Dear Sirs

ICZOOM Group Inc. (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended to date (the Act). The Registration Statement relates to the offering by the Company (the Offering) on a "best-efforts" basis of 1,321,585 units of the Company (the Units, each a Unit), where each Unit consists of one (1) Class A Ordinary Shares (as defined below) of par value of US$0.16 each and up to two (2) warrants, each warrant entitling the holder to purchase one (1) Class A Ordinary Shares exercisable pursuant to its terms (the Public Warrants, each a Public Warrant).

In addition, the Company will also be issuing warrants (the Placement Agent Warrants) to FT Global Capital, Inc., the exclusive placement agent in connection with the Offering (the Placement Agent), to purchase such number of Class A Ordinary Shares up to five percent (5%) of the Class A Ordinary Shares sold in the Offering (the Placement Agent Warrant Shares) pursuant to the Placement Agent Agreement (as defined below).

The Units (including the Class A Ordinary Shares and Public Warrants comprised therein), the Placement Agent Warrants and the underlying Class A Ordinary Shares issuable upon the exercise of the Public Warrants and Placement Agent Warrants shall be collectively referred to as the Offering Securities.

We are furnishing this opinion as Exhibit 5.1 and Exhibit 8.3 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis	Florence Chan* Lin Han** Cecilia Li** Rachel Huang** Richard Bennett**‡ James Bergstrom‡ Marcus Leese‡	* admitted in New Zealand ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents):

(a)	the certificate of incorporation of the Company dated 18 June 2015 and a certificate of incorporation on change of name dated 3 May 2018 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the third amended and restated memorandum and articles of association of the Company adopted by the special resolutions passed on 8 August 2022 (the Memorandum and Articles);

(c)	a certificate of good standing dated 6 February 2024 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	a copy of the register of directors and officers of the Company as provided to us on 20 October 2023 (the ROD);

(e)	a copy of the listed shareholder list of the Company as provided to us on 9 February 2024 (the ROM, and together with the ROD, the Registers);

(f)	a draft copy of the placement agent agreement to be entered between the Company and FT Global Capital, Inc. (the Placement Agent Agreement) as exhibited to the Registration Statement;

(g)	a draft form of the Placement Agent Warrant to be issued by the Company as exhibited to the Registration Statement;

(h)	a draft form of the securities purchase agreement to be entered into between the Company and each investor in connection with the Offering as exhibited to the Registration Statement;

(i)	a draft form of the Public Warrant to be issued by the Company as exhibited to the Registration Statement;

(j)	a certificate from a director of the Company dated 11 March 2024 as to certain matters of facts (the Director's Certificate);

(k)	a copy of the written resolutions of the directors of the Company dated 8 March 2024 (the Board Resolutions); and

(l)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Registers and the Director's Certificate is accurate and complete as at the date of this opinion;

(e)	the Memorandum and Articles provided to us are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

(f)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(g)	the Board Resolution remains in full force and effect and have not been, and will not be, rescinded or amended, and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and the transactions set out in the Board Resolutions and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Offering and the Board Resolutions which has not been properly disclosed in the Board Resolutions;

(h)	neither the directors and shareholders of the Company have taken or will take any steps to wind up the Company or to appoint a liquidator or restructuring officer of the Company, and no receiver has been or will be appointed over any of the Company's property or assets;

(i)	upon the issue of any Class A Ordinary Shares, whether as a principal issue or on the conversion, exchange or exercise of the securities in connection with the Offering, the Company will receive consideration for the full issue price which shall be equal to at least the par value thereof;

(j)	the Company will duly execute and delivery the Placement Agent Agreement in the draft form provided for us for review in accordance with the Board Resolutions;

(k)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Unit and none of the Units have been offered or issued to residents of the Cayman Islands;

(l)	the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under and all documents entered into by such parties in connection with the issuance of the Units and the Placement Agent Warrants, and the due execution and delivery thereof by each party thereto;

(m)	the Company is, and after the issuance (where applicable) of the Offering Securities, able to pay its liabilities as they fall due; and

(n)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar under the laws of the Cayman Islands.

Authorised Share capital

(b)	The authorised share capital of the Company is US$5,600,000 divided into 30,000,000 Class A ordinary shares of a par value of US$0.16 each (the Class A Ordinary Shares) and 5,000,000 Class B ordinary shares of a par value of US$0.16 each (the Class B Ordinary Shares).

Valid Issuance of Class A Ordinary Shares and Placement Agent Warrant Shares

(c)	The Class A Ordinary Shares included in the Units to be offered and issued by the Company as contemplated by the Registration Statement have been duly authorised for issue and when:

(i)	issued by the Company against payment in full of the consideration thereof in accordance with the terms set out in the Registration Statement, the terms set out in the Placement Agent Agreement referred to within the Registration Statement and the Company's then effective memorandum and articles of association; and

(ii)	such issuance of Class A Ordinary Shares have been duly registered in the Company's register of members as fully paid shares,

will be validly issued, fully paid and non-assessable.

(d)	The Class A Ordinary Shares issuable pursuant to the Public Warrants (the Underlying Shares), when the Public Warrants are exercisable under the terms of the applicable definitive agreement approved by the Board as referred to within the Registration Statement have been duly reserved and authorised for issue and when:

(i)	issued by the Company upon due exercise of the Public Warrants in accordance with the terms of the applicable definitive agreement, as referred to in the Registration Statement and in accordance with the Company's then effective memorandum and articles of association; and

(ii)	such issuance of Class A Ordinary Shares have been duly registered in the Company's register of members as fully paid shares,

will be, subject to payment of the exercise price therefor under the terms of the applicable agreement, validly issued, fully paid and non-assessable.

(e)	The Placement Agent Warrant Shares which are to be issued pursuant to the Placement Agent Warrants, when the Placement Agent Warrants are exercisable under the terms of the Placement Agent Agreement, have been duly reserved and authorised for issue and when:

(i)	issued by the Company upon due exercise of the Placement Agent Warrants in accordance with the terms of the Placement Agent Agreement and in accordance with the Company's then effective memorandum and articles of association; and

(ii)	such issuance of the Placement Agent Warrant Shares has been duly registered in the Company's register of members as fully paid shares,

the Placement Agent Warrant Shares will be subject to payment of the exercise price therefor under the terms of the Placement Agent Warrants, validly issued, fully paid and non-assessable.

Registration Statement - Taxation

(f)	The statements contained in the Registration Statement in the section headed “Cayman Islands Taxation”, in so far as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company's obligations under the Registration Statement or the applicable definitive agreement will result in the breach of or infringe any other agreement, deed or document (other than the Company's Memorandum and Articles) entered into by or binding on the Company.

4.2	Under the Companies Act (Revised) (the Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion may be used only in connection with the offer and sale of the Offering Securities while the Registration Statement is effective.

Yours faithfully

/s/ Ogier
Ogier